EXHIBIT 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333 - _____) pertaining to the Non - Qualified Option Contract of Alan
G. Bozian and the 1999 Stock Option Plan of SmartServ Online, Inc. of our report dated August 15, 2000, except for footnote 13 as to which the date is September 28, 2000 with respect to the financial statements of SmartServ Online, Inc. included in its Annual Report (Form 10 - KSB) for the year ended June 30, 2000.

/s/ Ernst & Young LLP

Stamford, Connecticut
October 10, 2000